As filed with the Securities and Exchange Commission on October 21, 1997
                   Registration Nos. 33-83832, 333-1046, 333-06385 and 333-25435
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENTS
                                      Under
                           The Securities Act of 1933
                               -------------------
                              SPECTRIAN CORPORATION
             (Exact name of Registrant as specified in its charter)
                               -------------------

       Delaware                                          77-0023003
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                               350 West Java Drive
                           Sunnyvale, California 94089
   (Address, including zip code, of Registrant's principal executive offices)
                               -------------------
                                 1992 STOCK PLAN
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            1994 DIRECTOR OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of the plans)
                               -------------------
                                 BRUCE R. WRIGHT
                            Executive Vice President,
                           Finance and Administration,
                      Chief Financial Officer and Secretary
                              Spectrian Corporation
                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-5400
(Name, address, and telephone number, including area code, of agent for service)
                               -------------------
                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   Proposed Maximum        Proposed Maximum          Amount of
   Title of Each Class of Securities        Amount to be            Offering Price        Aggregate Offering        Registration
            to be Registered                 Registered               Per Share                  Price                  Fee
------------------------------------------------------------------------------------------------------------------------------------
See Below.*                                      N/A*                   N/A*                     N/A*                 N/A*
====================================================================================================================================

*  No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement
   Nos. 33-83832, 333-1046, 333-06385 and 333-25435. Therefore, no further registration fee is required.
====================================================================================================================================

                              SPECTRIAN CORPORATION
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENTS ON FORM S-8

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (the "Amendment") to those certain Registration Statements on Form S-8 (File Nos. 33-83832, 333-1046, 333-06385 and 333-25435) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act") by Spectrian Corporation, a Delaware corporation ("Spectrian Delaware" or the "Registrant"), which is the successor to Spectrian Corporation, a California corporation ("Spectrian California"), following a statutory merger effective on October 3, 1997 (the "Merger") for the purpose of changing Spectrian California's state of incorporation. Prior to the Merger, Spectrian Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Spectrian Delaware succeeded by operation of law to all of the assets and liabilities of Spectrian California. The Merger was approved by the shareholders of Spectrian California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

         Except as modified by this Amendment No. 1, Spectrian Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Act and the 1934 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The contents of the Registration Statements are incorporated herein by reference. In addition, there are hereby incorporated by reference in this Amendment to the Registration Statements the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed pursuant to Section 13 of the 1934 Act;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997, filed pursuant to Section 13 of the 1934 Act;

          (c) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed January 17, 1997 pursuant to Section 12(g) of the 1934 Act;

          (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed June 9, 1994 pursuant to
Section 12(g) of the 1934 Act; and

          (e) The description of the Registrant's Common Stock and Preferred Stock contained in the Registrant's Current Report on Form 8-K filed October 10, 1997 pursuant to Section 13 of the 1934 Act.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Amendment to the Registration Statements, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interest of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

          The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          Exhibit
          Number                           Document
          -------                          --------

          4.1 Stock Option Agreement dated 11/26/96 between Registrant and Garrett A. Garrettson

          4.2 Stock Option Agreement dated 11/26/96 between Registrant and Garrett A. Garrettson

          4.3              Stock  Option   Agreement  dated  3/24/97  between
                           Registrant and Bruce Wright

          4.4              Stock  Option   Agreement  dated  3/20/97  between
                           Registrant and Michael Morrione

          23.1             Independent Auditors' Consent

          24.1             Power of Attorney

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to these registration statements:

                      (i) To include any prospectus required by Section 10(a)(3) of the Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this _____ day of October, 1997.


                              SPECTRIAN CORPORATION



                              By:
                                  ----------------------------------------------
                                   Bruce R. Wright
                                   Executive Vice President, Finance and
                                   Administration, Chief Financial Officer and
                                   Secretary (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY


             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Garrett A. Garrettson and Bruce
R. Wright, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                         Date
-----------------------     -------------------------------     ----------------

/s/ Garret A. Garrettson    President, Chief Executive          October 21, 1997
------------------------    Officer and Director
(Garrett A. Garrettson)     (Principal Executive Officer)


/s/ Bruce R. Wright         Executive Vice President,           October 21, 1997
-----------------------     Finance and Administration,
(Bruce R. Wright)           Chief Financial Officer and
                            Secretary (Principal Financial
                            and Accounting Officer)


/s/ James A. Cole           Director                            October 21, 1997
-----------------------
(James A. Cole)


/s/ Martin Cooper           Director                            October 21, 1997
-----------------------
(Martin Cooper)


/s/ Robert C. Wilson        Director                            October 21, 1997
-----------------------
(Robert C. Wilson)


/s/ Eric A. Young           Director                            October 21, 1997
-----------------------
(Eric A. Young)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS


                        Post Effective Amendment No. 1 to
                       Registration Statements on Form S-8

                              SPECTRIAN CORPORATION

                                October 21, 1997

                              SPECTRIAN CORPORATION

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENTS ON FORM S-8


                                INDEX TO EXHIBITS





    Exhibit
    Number                       Description                              Page
--------------   --------------------------------------------------    ---------
     4.1         Stock Option Agreement dated 11/26/96 between
                 Registrant and Garrett A. Garrettson

     4.2         Stock Option Agreement dated 11/26/96 between
                 Registrant and Garrett A. Garrettson

     4.3         Stock Option Agreement dated 3/24/97 between
                 Registrant and Bruce Wright

     4.4         Stock Option Agreement dated 3/20/97 between
                 Registrant and Michael Morrione

     23.1        Independent Auditors' Consent

     24.1        Power of Attorney (contained in page II-7)